UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2012

Catasys, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1500 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 11, 2012, Catasys, Inc. (the “Company”) entered into an amended and restated senior secured convertible promissory note (the “Senior Convertible Promissory Note”) with Socius Capital Group, LLC (“Socius”), an affiliate of Terren S. Peizer, Chairman and Chief Executive Officer ("CEO") of the Company, to increase the outstanding principal amount under the Socius Note (as defined below) by $200,000.  Socius and the Company had entered into a Securities Purchase Agreement dated February 22, 2012, pursuant to which the Company had issued to Socius a senior secured convertible promissory note (the “Socius Note”) in the principal amount of $775,000 dated February 22, 2012, and a warrant (the “Original Warrant”) to purchase an aggregate of 2,583,334 shares of the Company’s common stock, par value $0.0001 per share (“the Common Stock”), as previously disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 28, 2012.  In connection with the Senior Convertible Promissory Note, the Original Warrant was amended and restated to allow for the purchase of an additional 666,666 shares of the Company’s Common Stock, at an exercise price of $0.30 per share (the “Warrant”).  The exercise price of the Warrant is subject to adjustment for certain share issuances below the initial exercise price, and the Warrant expires five years from the date of issuance of the Original Warrant.  After giving effect to the latest investment, the Company's Chairman and CEO beneficially owns approximately 57.3% of the Company, including shares underlying warrants, convertible notes, and options.

The Senior Convertible Promissory Note matures on April 15, 2012 and bears interest at an annual rate of 12% payable in cash at maturity, prepayment or conversion.  The interest rate increases to 24% upon the occurrence of certain events of default.  The Senior Convertible Promissory Note and any accrued interest are convertible at the holder’s option into Common Stock equal to the amount converted divided by $0.30 per share of Common Stock.

The foregoing descriptions of the Senior Convertible Promissory Note and the Warrant do not purport to be complete and are qualified in their entirety by the documents, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Senior Convertible Promissory Note is hereby incorporated by reference. The Senior Convertible Promissory Note is secured by all of the Company’s assets.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Senior Convertible Promissory Note is hereby incorporated by reference. On April 11, 2012, the Company incurred a direct obligation to repay $975,000.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Senior Convertible Promissory Note and the Warrant is hereby incorporated by reference. The Senior Convertible Promissory Note and the Warrant were issued pursuant to the exemption afforded by Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits

(d)      Exhibits.

No.	Description
4.1	Secured Convertible Promissory Note, dated April 11, 2012
4.2	Warrant, dated April 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYTHIAM, INC.

Date: April 13, 2012	By:	/s/ SUSAN E. ETZEL
Susan E. Etzel
Chief Financial Officer